Erick Flowback Services, LLC and Controlled Entity

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$4,887,745	$2,279,829
Restricted cash	675,000	350,000
Accounts receivable, net of allowance of $59,577 and $59,577	14,095,571	12,891,950
Employee advances	187,342	182,734
Accounts receivable - related party	28,500	—
Prepaid expenses and other	202,559	230,309

Total current assets	20,076,717	15,934,822

Property and equipment, net ($3,135,973 and $3,162,913 related to VIE)	24,691,164	26,053,491
Other assets	152,215	163,608

TOTAL ASSETS	$44,920,096	$42,151,921

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$2,023,171	$3,778,556
Accrued expenses	1,775,201	1,203,015
Factoring liability	10,647,734	9,722,449
Current portion of long-term debt	6,298,935	6,212,619
Total current liabilities	20,745,041	20,916,639

Long-term debt, net of current maturities	11,722,162	13,004,549
Total liabilities	32,467,203	33,921,188

MEMBERS’ EQUITY
Erick Flowback Services, LLC members’ equity	9,316,920	5,067,820
Noncontrolling interest	3,135,973	3,162,913
Total members' equity	12,452,893	8,230,733

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$44,920,096	$42,151,921

The accompanying notes are an integral part of these financial statements.

Erick Flowback Services, LLC and Controlled Entity

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

Three-months ended March 31,

	2014	2013

Revenues:
Flowback service income	$20,994,088	$17,197,951

Cost and Expenses:
Direct service costs	2,520,324	2,863,341
Personnel costs	11,240,787	9,051,134
Depreciation expense	1,861,940	1,659,500
Other operating costs	782,851	703,483
Total	16,405,902	14,277,458

Income from operations	4,588,186	2,920,493

Other income (expense)
Interest income	4,379	3,928
Interest expense	(369,579)	(188,873)
Other	1,926	2,442
Total other expense, net	(363,274)	(182,503)

Net income	4,224,912	2,737,990

Net income attributable to noncontrolling interest	(75,060)	(53,475)

Net income attributable to Erick Flowback Services, LLC	$4,149,852	$2,684,515

The accompanying notes are an integral part of these financial statements.

Erick Flowback Services, LLC and Controlled Entity

CONDENSED CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
(Unaudited)

Three-months ended March 31, 2014

	Erick Flowback
	Services, LLC
	Members'	Noncontrolling
	equity	interest	Total

Balance at January 1, 2014	$5,067,820	$3,162,913	$8,230,733

Noncontrolling interest activity	—	(102,000)	(102,000)

Net income	4,149,852	75,060	4,224,912

Contributions from members	923,038	—	923,038

Distributions to members	(823,790)	—	(823,790)

Balance at March 31, 2014	$9,316,920	$3,135,973	$12,452,893

The accompanying notes are an integral part of this financial statement.

Erick Flowback Services, LLC and Controlled Entity

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Three-months ended March 31,

	2014	2013

Cash flows from operating activities
Net income	$4,224,912	$2,737,990
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation	1,861,940	1,659,500
Amortization of deferred financing costs	11,393	2,500
Loss (gain) on sale or disposition of property and equipment	2,891	692
Changes in operating assets and liabilities:
Accounts receivable	(1,203,621)	(1,784,873)
Employee advances	(4,608)	22,819
Prepaid expenses and other	27,750	69,041
Accounts receivable - related party	(28,500)	—
Accounts payable	(1,755,385)	(1,706,534)
Accrued expenses	572,186	77,195
Net cash provided by operating activities	3,708,958	1,078,330

Cash flows from investing activities
Purchases of property and equipment	(830,008)	(1,528,357)
Proceeds from sale of property and equipment	327,504	17,000
Noncontrolling interest activity	(102,000)	141,878
Net cash used in investing activities	(604,504)	(1,369,479)

Cash flows from financing activities
Distributions to members	(823,790)	(1,361,056)
Contributions from members	923,038	—
Change in factoring liability	925,285	(77,460)
Net borrowings under line of credit	—	955,966
Payments into restricted cash account	(325,000)	—
Proceeds from borrowings	—	85,695
Payments of borrowings	(1,196,071)	(101,018)
Net cash used in financing activities	(496,538)	(497,873)

Net increase (decrease) in cash and cash equivalents	2,607,916	(789,022)

Cash and cash equivalents, beginning of year	2,279,829	1,604,670

Cash and cash equivalents, end of year	$4,887,745	$815,648

Supplemental disclosure of cash flow information:
Interest paid	$358,186	$202,230

Erick Flowback Services, LLC and Controlled Entity

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Erick Flowback Services, LLC (the “Company”) was formed on February 7, 2007 as an Oklahoma limited liability company and is based in Oklahoma. The Company provides professional flowback services to the oil and gas industry primarily in Oklahoma, Pennsylvania, Texas and Ohio. The Company will continue perpetually until terminated pursuant to statue or any proviso of the limited liability agreement. No member shall be liable for the expenses, liabilities or obligations of the Company.

1.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial statements. These financial statements have not been audited by the Company's independent certified public accountants, except that the unaudited condensed consolidated balance sheet at December 31, 2013 is derived from audited consolidated financial statements. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The unaudited condensed consolidated financial statements reflect all adjustments (all of which are of a normal recurring nature) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results that may be expected for a full year. Certain disclosures have been condensed in or omitted from these unaudited condensed consolidated financial statements. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2013.

A summary of the significant accounting polices applied in the preparation of the accompanying financial statements follows.

These consolidated financial statements include the accounts of the Company and its controlled entity. The Company consolidates its controlled entity which is a variable interest entity (“VIE”) for which the Company is the primary beneficiary. Non-controlling interests are reported as a component of equity. All significant intercompany accounts and transactions are eliminated in consolidation.

2.	Consolidation of Variable Interest Entity

Accounting standards address when a company should consolidate in its financial statements the assets, liabilities and activities of a variable interest entity (VIE). Such standards define VIEs as entities that either do not have any equity investors with a controlling financial interest, or have equity investors that do not provide sufficient financial resources for the entity to support its activities without additional subordinated financial support. The Company consolidates a VIE if it determines the aggregate variable interest held by the Company and its related parties, if held by a single party, would identify that party as the primary beneficiary, and, if based on judgment and an analysis of all relevant facts and circumstances, within the related party group, the Company is the most closely associated with the VIE.

The Company has common ownership with Shale Properties, LLC (“Shale”), an Oklahoma limited liability company. The operations of this affiliated entity consist of owning and leasing certain real estate owned by Shale to the Company. The terms of the leases expire anywhere between December 2015 and September 2022. The terms of the leases between the two parties, in effect, provides an implicit variable interest in Shale. The Company is considered the primary beneficiary of Shale because the activities of Shale are so closely associated with the Company. The Company began consolidating Shale during 2012.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES - CONTINUED

2.	Consolidation of Variable Interest Entity - Continued

The Company does not have explicit decision making ability over Shale, it does not have an ownership interest in Shale, and it is not explicitly obligated to absorb any of the expected losses or share in the expected returns of Shale. Rent incurred by the Company for the use of Shale’s various buildings and other property during the three months ended March 31, 2014 and 2013 was $102,000 and $78,000, respectively. All significant transactions and balances between the Company and Shale have been eliminated in consolidation. The Company’s future obligations to Shale under the various lease agreements are as follows:
Lease A – $12,000 per month through November 2021
Lease B – $ 6,000 per month through December 2015
Lease C – $ 8,000 per month through September 2022
Lease D – $ 2,000 per month through May 2018
Lease E – $ 6,000 per month through June 2018

As of and for the three-months ended March 31, 2014 Shale had assets and equity of $3,135,973, revenues of $102,000 (affiliated revenues that are eliminated in consolidation) and expenses of $26,940. For the three-months ended March 31, 2013 Shale had revenues of $78,000 (affiliated revenues that are eliminated in consolidation) and expenses of $24,525. As of December 31, 2013 Shale had assets and equity of $3,162,913. Included in consolidated assets at March 31, 2014 and December 31, 2013 is the following property and equipment:

	March 31,	December 31,
	2014	2013

Building and building improvements	$2,247,338	$2,247,338
Machinery and equipment	30,370	30,370
Land improvements	448,025	448,025
Land	590,125	590,125
Accumulated depreciation	(179,885)	(152,945)

Net property and equipment	$3,135,973	$3,162,913

The Company has common ownership with Lost Creek Ranch Performance Horses and Bucking Bulls LLC (“LCR”), an Oklahoma limited liability company. This entity was created by the owners of the Company to purchase and operate a 9,000 acre ranch, which has no relationship to the operations of the Company. LCR does not generate sufficient income to service its own debt. Therefore, there is an implicit variable interest because the debt service is paid by the owners through the cash flows generated by the Company. Since LCR’s activities are not related to the operations of the Company, LCR’s activities do not provide any benefits to the Company’s business, the Company does not have the power to direct the activities that significantly impact the performance of LCR, and the Company does not have the obligation to absorb losses or the right to receive benefits of LCR; the Company is not considered the primary beneficiary. Therefore, the Company will not consolidate LCR. LCR has total liabilities of approximately $4,900,000 and $4,800,000 as of March 31, 2014 and December 31, 2013, respectively, which is primarily comprised of debt. The debt is secured by the majority of the assets of LCR, which totaled approximately $7,400,000 and $7,400,000 as of March 31, 2014 and December 31, 2013, respectively. Therefore, there is limited exposure risk to the Company as it relates to LCR.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES - CONTINUED

2.	Consolidation of Variable Interest Entity - Continued

The Company has common ownership with Rod’s Production Services, LLC (“RPS”) a Texas limited liability company. The operations of RPS are very similar in nature to the Company as they both provide flowback services to end customers. However, RPS operates in different geographies than the Company and is not seen as a direct competitor or business partner. The entity was fully acquired through an equity acquisition by the owners of the Company on September 30, 2013. The purchase price was $13,000,000 and was funded through a debt transaction whereby the Company and RPS, collectively as “borrowers”, executed a master loan arrangement (“MLA”) with Bank 7 (“Bank 7”) and International Bank of Commerce (“IBC”), collectively as “lenders”. The loan arrangement consisted of six promissory notes, of which Bank 7 Note 1 and IBC Note 1, collectively totaled $13,000,000 and were used to fund the purchase price of RPS (see Note C for further discussion of the debt). The remainder of the loans were used by both the Company and RPS to repay previously existing debt and fund new capital purchases. The Company and RPS are considered jointly and severally liable for the debt, the debt is collateralized by the assets of the Company and RPS, and is further guaranteed by the owners of the Company. The debt is recorded solely on the books of the Company as the principal payments of the loans are being paid by the Company. Occasionally RPS may provide support at the discretion of the owners. During the three-months ended March 31, 2014 RPS paid approximately $660,000 to the Company to assist with loan repayment. The funding provided by RPS was at the discretion of the owners and is treated as a capital contribution within the equity roll forward.

As RPS and the Company are jointly and severally liable for the debt amounts, a variable interest is created as the Company has a debt interest in RPS, which absorbs variability. However, although a variable interest exists, the Company is not considered to be the primary beneficiary as it does not have the ability to direct the activities that most significantly influence operations and do not have any direct profit sharing rights, but may only absorb losses due the debt arrangement. Any benefits that the Company may receive from its relationship with RPS, would be at the discretion of the owner, who is the CEO of both Companies. Therefore, the Company will not consolidate RPS. RPS has total assets of approximately $17,522,000 and $13,451,000 and total liabilities of $7,610,000 and $6,596,000 as of March 31, 2014 and December 31, 2013, respectively. In addition, effective during the first quarter 2014, the Company and its owners are listed as guarantors of a new factoring arrangement that RPS entered into with a factoring company, which also created a variable interest; however, for reasons similar to the joint and severally liable matter noted above, this variable interest does not result in consolidation. The liability of RPS for this factoring arrangement was $4,704,665 as of March 31, 2014.

3.	Management Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES – CONTINUED

4.	Cash and Cash Equivalents

The Company considers all highly-liquid instruments purchased with a maturity date of three months or less to be cash equivalents. Cash balances are maintained at financial institutions that are insured by the Federal Deposit Insurance Corporation although such balances typically are in excess of the insured amount; however, no losses have been recognized as a result of these circumstances. Restricted cash represents monies held by a financial institution for annual principal payments on debt obligations. See Note C.

5.     Revenue Recognition

The Company recognizes revenue when services are performed, collection of the receivable is probable, persuasive evidence of an arrangement exists, and the price is fixed and determinable. Services are sold without warranty or right of return.

Services are typically provided on a day rate and revenue is recognized as the work progresses.

6.	Concentration of Credit Risk and Significant Customers

At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to safeguard cash deposits.

For the three-months ended March 31, 2014, four customers comprised the majority of the Company’s revenue. Revenue from these customers represented approximately 22%, 20%, 15% and 13% of total revenues, respectively. For the three-months ended March 31, 2013, three customers comprised the majority of the Company’s revenue. Revenue from these customers represented approximately 27%, 21% and 21% of total revenues.

As of March 31, 2014, the amounts due from four customers comprised the majority of accounts receivables. Accounts receivables from these customers represented approximately 19%, 19%, 16% and 11% of total accounts receivables, respectively. As of December 31, 2013 the amounts due from four customers comprised the majority of accounts receivable. Accounts receivables from these customers represented approximately 22%, 20% 17% and 16% of total account receivables, respectively.

7.	Accounts Receivable

The Company does business and extends credit to its customers based on an evaluation of each customer’s financial condition, generally without requiring collateral. Exposure to losses on receivables is evaluated continuously by Company management. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts based upon a review of outstanding receivables, historical collection experience and existing economic conditions. If deemed uncollectible, the Company writes off accounts receivable. The allowance for doubtful accounts was $59,577 at March 31, 2014 and December 31, 2013.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES - CONTINUED

8.	Property and Equipment

Property and equipment are presented at cost less accumulated depreciation. All acquisitions of property and equipment of a clearly immaterial nature and all expenditures for repairs, maintenance, renewals, and betterments that do not materially prolong the useful lives of assets are expensed. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the estimated useful lives of the assets or the length of the related leases including renewals. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from accounts and any resulting gain or loss is reflected in income.

Property and equipment are stated at cost and depreciated using the straight-line method over the following estimated useful lives of the assets:
Assets         Life

Building and building improvements    15 – 39 years
Machinery and equipment     5 – 7 years
Office furniture and equipment     5 – 7 years
Vehicles and transportation equipment     5 – 7 years
Land improvements         15 years

9.	Factoring Arrangement

The Company has a factoring agreement with a factoring company. Under this agreement, invoices to preapproved customers are submitted to the factoring company and the Company receives 90% of the invoiced receivables in cash, with the remaining 10% retained by the factoring company as a reserve to the cash advances. The Company is responsible for receivables that remain uncollectible after 90 days under recourse provisions within the factoring agreement; therefore, the Company must purchase such receivables from the factoring company on demand. The factoring of these receivables is accounted for as a secured borrowing. As a result, the receivables are not derecognized from the Company’s financial statements as a result of the factoring arrangement and the cash received from the factoring company is reported as a factoring liability in the financial statements. Cash advances under this agreement were $10,647,734 and $9,722,449 as of March 31, 2014 and December 31, 2013, respectively.

Factoring fees are deducted from collected receivables and are calculated based on three-month LIBOR, plus five percent, subject to a minimum of $7,500 monthly. Also, the Company pays a $60,000 facility fee annually which is paid annually and recognized as an other asset and amortized over the year. This amortization is included in interest expense. During the three-months ended March 31, 2014 and 2013, factoring fees incurred totaled approximately $95,270 and $114,877, respectively and are included in interest expense in the statements of income.

This agreement was amended in the quarter ended March 31, 2014. General modifications were made, the most pertinent of which were as follows: the factoring fee of LIBOR plus five percent was modified to LIBOR plus three percent; and the Company and RPS combined shall maintain a fixed charge coverage ratio, as defined, of not less than 1.25 to 1.00 determined at the end of each calendar quarter for the trailing twelve month period then ended. The Company is not required to be in compliance with this covenant until the reporting period ending June 30, 2014.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES - CONTINUED

9.	Factoring Arrangement - Continued

The Company has receivables of $11,870,897 and $10,906,670, included in accounts receivable, net as of March 31, 2014 and December 31, 2013, respectively, which collateralize factoring liability of $10,647,734 and $9,722,449 as of March 31, 2014 and December 31, 2013, respectively.

10.	Fair Value Measurements

The carrying value of cash and cash equivalents, restricted cash, accounts receivable and accounts payable, as reflected in the balance sheets, approximate fair value because of the short-term nature of these instruments. The estimated fair value of long-term debt with similar terms and remaining maturities is not significantly different than the carrying value of the debt. The Company has no assets or liabilities measured at fair value on a recurring or nonrecurring basis.

11.	Impairments of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. No impairment was recognized in the three-months ended March 31, 2014 or 2013.

12.	Income Taxes

The Company operates as a limited liability company and is taxed for federal purposes as a partnership. The Company’s taxable income or loss is reported on the income tax returns of its members. Uncertain tax positions are recognized in the financial statements only if that position will more likely-than not be sustained upon examination by taxing authorities, based on the technical merits of the position. As of March 31, 2014 and December 31, 2013, there were no uncertain tax positions recorded. The Company’s policy is to record interest and penalties related to uncertain tax positions when and if they become applicable as a component of other expenses on the consolidated statement of income.

The Company files income tax returns in the U.S. federal and various state jurisdictions. The Company’s periodic tax returns filed in 2010 (both federal and state) and thereafter are subject to examination by taxing authorities in accordance with the normal statues of limitations in the applicable jurisdictions.

13.	Deferred Financing Costs

Cost incurred in connection with the issuance of long-term debt are capitalized and amortized over the term of the related debt using the straight-line method, which does not differ significantly from the effective interest method. Deferred financing costs are included in other assets on the consolidated balance sheet.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES - CONTINUED

14.	Statements of Income Presentation

Direct service costs presented on the statements of income include direct, non-personnel, flowback service costs including costs such as field supplies, contract services, equipment rental, fuel, and trucking costs. Personnel costs include corporate personnel and direct flowback service personnel costs including salaries, wages and related payroll taxes, bonuses, commissions, and contract labor.

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

	March 31,	December 31,
	2014	2013

Building and building improvements
($2,247,338 and $2,247,338 related to VIE)	$2,247,338	$2,247,338
Vehicles and transportation equipment	4,178,859	4,019,964
Office furniture and equipment	130,738	122,142
Machinery and equipment ($30,370 and $30,370 related to VIE)	33,394,980	33,177,619
Land improvements ($448,025 and $448,025 related to VIE)	448,025	448,025
	40,399,940	40,015,088
Less: accumulated depreciation ($179,885 and $152,945 related to VIE)	(16,298,901)	(14,551,722)
Land ($590,125 and $590,125 related to VIE)	590,125	590,125

	$24,691,164	$26,053,491

Depreciation expense totaled $1,861,940 and $1,659,500 for the three-months ended March 31, 2014 and 2013, respectively.

NOTE C – LONG-TERM DEBT

Long-term debt consisted of the following at:

	March 31,	December 31,
	2014	2013

Notes payable	$18,021,097	$19,217,168
Less: current maturities of long-term debt	(6,298,935)	(6,212,619)

Long-term debt, net of current maturities	$11,722,162	$13,004,549

In September 2013, the Company completed a debt restructuring and refinanced all remaining outstanding debt instruments into four different term loans and two available lines of credit. The four term loans have a variable interest rate with a minimum rate of 5.5%. The interest rate in effect at March 31, 2014 was 5.5%. The Company is required to maintain a reserve bank account of the lesser of $325,000 or 100% of excess cash flow (as defined in the agreement). The Company has a balance of $675,000 and $350,000 in this account at March 31, 2014 and December 31, 2013, respectively, and this is shown as restricted cash on the consolidated balance sheet. Note 1’s initial principal amount was $7,800,000. Payments are due in monthly installment amounts, including interest, of

Erick Flowback Services, LLC and Controlled Entity

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE C – LONG-TERM DEBT - CONTINUED

$181,400. Beginning September 2014, an annual additional principal payment equal to 60% of the reserve bank account is due until the maturity date of October 2017. Note 2’s initial principal amount was $5,200,000. Payments are due in monthly installment amounts, including interest, of $120,935. Beginning September 2014, an annual additional principal payment equal to 40% of the required reserve bank account is due until the maturity date of October 2017. Note 3’s initial principal amount was $4,200,000. Payments are due in monthly installment amounts, including interest, of $110,160 until the maturity date of April 2017. Note 4’s initial principal amount was $2,800,000. Payments are due in monthly installment amounts, including interest, of $73,440 until the maturity date of April 2017.

The four notes and two lines of credit are collateralized by property and assets of the Company, the property and assets of RPS, and the personal guarantees of its owners.

As of March 31, 2014 and December 31, 2013, the Company had $152,215 and $163,608, respectively, in deferred financing costs on its consolidated balance sheets. During the three-months ended March 31, 2014 and 2013 the Company amortized $11,393 and $2,500, respectively, of deferred financing costs.

NOTE D – RELATED PARTY TRANSACTIONS

The Company is party to an agreement to pay a commission to a member’s brother for design and construction of certain flowback equipment. For the three-months ended March 31, 2014 and 2013, the commission was calculated on a percentage basis of flowage through the tanks on a discretionary basis, which resulted in commission expense incurred of $56,154 and $185,000, respectively.

For the three-months ended March 31, 2014 and 2013, the Company purchased equipment and services from a Company which the members hold partial ownership in the amount of $17,549 and $101,730, respectively. Amounts due this Company as of March 1, 2014 and December 31, 2013 were $17,549 and $17,040.

For the year ended December 31, 2013, the Company made a payment of $1,059,000 to pay off the debt obligations of RPS in connection with the purchase of RPS as discussed in Note A.2. RPS repaid the Company and began making additional weekly payments to the Company to assist in the debt service requirements, which was determined at the owners’ discretion and may cease at any time. The Company entered into transactions to perform services on RPS’s behalf and charged RPS for the services totaling $119,775 for the three-months ended March 31, 2014. For the three-months ended March 31, 2014, the Company incurred costs of $108,367 the majority of which comprised rental, supplies, and service charges for services performed by RPS.

At March 31, 2014, the Company had a receivable from RPS of $253,206 included in accounts receivable, net on the consolidated balance sheet and a payable of $143,866 in accounts payable on the consolidated balance sheet. At December 31, 2013, the Company had a receivable and unbilled amounts from RPS of $75,739 included in accounts receivable, net on the consolidated balance sheet and a payable of $110,251 included in accounts payable on the consolidated balance sheet.

NOTE E –COMMITMENTS AND CONTINGENCIES

The Company leases certain real estate assets under noncancelable operating leases expiring at various dates through 2015. Operating lease rent expense was approximately $19,650 and $47,400 for the three-months ended March 31, 2014 and 2013, respectively. Future minimum lease payments under noncancelable leases will be $24,150 during 2014, $6,000 during 2015.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE E –COMMITMENTS AND CONTINGENCIES - CONTINUED

The Company may become, from time to time, involved in routine litigation or subject to disputes or claims related to business activities, including workers’ compensation claims and employment related disputes. In the opinion of management, any liability that may ultimately result from the resolution of these matters, if decided adversely, is not expected to have a material effect on the Company’s financial condition, results of operations, or cash flows.

NOTE F – SUBSEQUENT EVENTS

Management has evaluated the effects of subsequent events for inclusion and disclosure in the accompanying consolidated financial statements through August 12, 2014, the date the accompanying consolidated financial statements were available to be issued and is not aware of any subsequent events that would have a material impact on the accompanying consolidated financial statements, except as disclosed within the notes to the consolidated financial statements.

On June 26, 2014, all outstanding membership interests of the Company and RPS were acquired by New Source Energy Partners, L.P. (“NSLP”) for approximately $125.0 million consisting of cash of $57.3 million, units of NSLP valued at $33.8 million, contingent consideration valued at $17.1 million and the assumption of debt of $16.8 million.